UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

OLD DOMINION ELECTRIC COOPERATIVE

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	000-50039	23-7048405
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 Dominion Boulevard, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 747-0592

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2005, Old Dominion Electric Cooperative and Mr. Daniel M. Walker entered into an Employment and Transition Agreement (the “Agreement”). The Agreement details the terms and conditions related to Mr. Walker’s transition from Senior Vice President and Chief Financial Officer to a new position as Senior Advisor to the President and Chief Executive Officer, effective January 1, 2006. Mr. Walker will serve in this capacity until May 1, 2007, at which time he will retire.

Under the Agreement, we will continue to pay Mr. Walker his current monthly salary of $16,935.50 through December 31, 2005. The Agreement provides that Mr. Walker’s monthly salary in his new position will be $17,511.00. The Agreement provides for Mr. Walker’s continued participation in our benefit plans and programs, including 401(k) plan, Retirement and Security Program, 2002 Option Plan, Medical Plan, Dental Plan and Group Life Insurance. The Agreement also contains customary waivers and releases of claims.

Item 1.02 Termination of a Material Definitive Agreement.

On July 14, 2005, the 2000 Executive Severance Agreement, dated January 1, 2000, with Mr. Walker was terminated in connection with entry into the Agreement.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Employment and Transition Agreement between Old Dominion Electric Cooperative and Mr. Daniel M. Walker dated July 14, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

Date: July 20, 2005	/s/ Jackson E. Reasor
Jackson E. Reasor
President and Chief Executive Officer

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